UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2009

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On May 14, 2009, at the 2009 Annual Meeting of Stockholders of Terex Corporation (the “Company”), the Company’s stockholders approved the Terex Corporation 2009 Omnibus Incentive Plan (the “2009 Plan”). The 2009 Plan provides for incentive compensation in the form of (i) options to purchase stock, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) other stock awards, (v) cash awards and (vi) performance awards. A description of the material terms of the plan is set forth in Proposal 3, under the heading “Approval of the Terex Corporation 2009 Omnibus Incentive Plan” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2009, which description is hereby incorporated by reference into this Item 5.02(e). The foregoing description of the 2009 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

The Company has previously announced salary reductions of up to 10% for the balance of this year for most of the Company’s team members. In recognition of this sacrifice by the Company’s team members, on May 14, 2009, the Board of Directors of the Company unanimously approved a 10% reduction in the 2010 annual board retainer payable to outside directors, which is the next scheduled payment of director fees for outside directors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Terex Corporation 2009 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2009

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel